Exhibit 10.5

Cooperation Agreement

for

“Great Health” Medical Technology Service Project

between

Zhongyi Hospital Branch of Inner Mongolia Jiuzun Health Examination Service Co., Ltd

and

Inner Mongolia Chengheng Health Consulting Co., Ltd

Party A: Zhongyi Hospital Branch of Inner Mongolia Jiuzun Health Examination Co., Ltd

Legal Representative: Hao Meiqin

Party B: Inner Mongolia Chengheng Health Consulting Co., Ltd

Legal Representative: Guo Xiaozhen

For the purpose of facilitating the implementation of “Great Health” medical technology service project in the Inner Mongolia, the Parties have, based on good faith, equality and mutual benefits, reached a consensus through friendly negotiation, as follows:

I. Content of consultation and cooperation

Party A and Party B shall mainly cooperate with each other with regard to “the Third-generation Ozone Therapy Device – Autologous Blood Immunotherapy” etc.

1. Party A shall offer the venue & qualifications for the cooperation programs as well as the management of medical quality, technology & safety, medical staff, medicines and consumables etc. necessary for the project operation.

2. Party B shall carry out the market operation and customer relationship management for the medical business of “the Third-generation Ozone Therapy Device – Autologous Blood Immunotherapy” in a legitimate and normative manner.

II. Term of cooperation

Term of cooperation between the Parties is five (5) years, from May 29, 2021 until May 28, 2026.

III. Rights, duties and obligations of Party A

1. Party A shall take charge of procurement and quality control for doctor resources and related medicines & consumables for this Project.

2. Party A shall be responsible for equipment operation and further medical services for the customers.

3. Party A shall control the medical risks. In case of any medical accident, Party A shall assume the compensation solely while Party B shall not bear any liability of compensation.

4. Party A is obliged to cooperate with Party B in completing the market exploitation; to attend related activities organized by Party B; and to allow Party B to use its trademark, designation and image for facilitating those activities in a legitimate and normative manner.

5. Party A shall provide the negotiation & waiting room (in view of Party A’s relocation, removal or such force majeure events, size of office area provided to Party B shall be arranged by Party A additionally) to Party B; and Jiuzun Zhongyi Hospital shall give two waiting rooms to Longduoduo members, rent free, to facilitate the patients. All utilities, expenses for heating and property management and office furniture shall be undertaken by Party A.

6. Party A shall give the settlement receipt to Party B on a regular basis.

7. Party A is entitled to from time to time know the operation conditions of this Project while Party B shall cooperate actively.

IV. Rights, duties and obligations of Party B

1. Party B shall assure the legitimacy of all businesses executed and be responsible for the development and benefits of both Parties. In case of any contradiction and dispute happened on the market, Party B shall assume corresponding responsibilities solely, to the satisfaction of various customers.

2. Party A is the sole strategic partner of Party B with respect to the “Great Health” Project in Ordos.

3. Party B shall assure that those medical care programs promoted are mainly those cooperated with Jiuzun Hospital.

V. Distribution of related benefits

1. As to those patients of the Third-generation Ozone Therapy Device – Autologous Blood Immunotherapy, the treatment plan shall be determined on the premise of assuring that those patients conform to the treatment conditions by clinical examination, with the treatment cost of 120 Yuan/ time.

2. Prior to treatment, revenue for auxiliary examination for the patients shall be divided by the Parties (60% for Party A and 40% for Party B).

3. The supplementary agreement shall be concluded with respect to other cooperation programs.

VI. Termination

1. The Third-generation Ozone Therapy Device – Autologous Blood Immunotherapy conducted by Party A shall have the retail price of 375 Yuan/ time [no lower than 375 Yuan/ time].

2. In the process of promotion, the price determined by Party A shall be no higher than 375 Yuan/ time (reasonable member price for Party A customer member).

3. Provided that the Third-generation Ozone Therapy Device – Autologous Blood Immunotherapy conducted by Party A is lower than 375 Yuan/ time, Party B will terminate the Cooperation Agreement automatically.

Provided that either Party intends to terminate the cooperation before its expiration, the Party shall inform the other Party at least 1 month in advance, to negotiate for termination.

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VII. Liabilities for breach of contract

1. Party A shall strictly follow the foregoing provisions and in case of any violation, compensate Party B for all actual economic losses arising therefrom.

2. Party B shall strictly follow the foregoing provisions and in case of any violation, compensate Party A for all actual economic losses arising therefrom.

VIII. Settlement of disputes

1. This Agreement is governed by laws of the People’s Republic of China.

2. If there is any dispute arising from or in connection with the existence, effect, performance, interpretation and termination of this Agreement, both Parties shall solve through friendly negotiation; if negotiation fails or either Party refuses to negotiate, either Party is entitled to submit it to the local court or arbitration committee of Ordos for settlement.

IX. This Agreement is made in duplicate and shall come into force as from the date when both Parties sign their names on it. Each Party shall have two copies for record. Provided that any content of this Agreement must be modified, the supplementary agreement shall have the same effect with this Agreement.

X. Both Parties are willing to conclude this Agreement and have read & understood, and agreed to be bound by all provisions herein.

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On behalf of

Party A: Zhongyi Hospital Branch of Inner Mongolia Jiuzun Health Examination Co., Ltd (seal)

Legal representative or authorized agent: Hao Meiqin (stamp)

Date: May 29, 2021

On behalf of

Party B: Inner Mongolia Chengheng Health Consulting Co., Ltd (seal)

Legal representative or authorized agent: Guo Xiaozhen (stamp)

Date: May 29, 2021

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